GLOBE LIFE INC. REPORTS
Third Quarter 2019 Results

McKinney, TX, October 23, 2019—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended September 30, 2019, net income was $1.82 per diluted common share, compared with $1.55 per diluted common share for the year-ago quarter. Net operating income for the quarter was $1.73 per diluted common share, compared with $1.59 per diluted common share for the year-ago quarter.

HIGHLIGHTS:

●	Net income as an ROE was 12.0%. Net operating income as an ROE excluding net unrealized gains on fixed maturities was 14.7%.

●	Life underwriting margin at Liberty National Exclusive Agency and American Income Exclusive Agency increased over the year-ago quarter by 12% and 9%, respectively.

●	Health underwriting margin at Family Heritage Exclusive Agency increased over the year-ago quarter by 12%.

●
Life premiums increased over the year-ago quarter by 7% at American Income Exclusive Agency and health premiums increased over the year-ago quarter by 7% at both Family Heritage Exclusive Agency and American Income Exclusive Agency.

●	Life net sales at Liberty National Exclusive Agency and American Income Exclusive Agency increased over the year-ago quarter by 12% and 9%, respectively.

●	932,946 shares of common stock were repurchased during the quarter.

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS
Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.
The following table represents Globe Life's operating summary for the three months ended September 30, 2019 and 2018:

Operating Summary
	Per Share
	Three Months Ended September 30,			Three Months Ended September 30,
	2019	2018	% Chg.	2019	2018	% Chg.
Insurance underwriting income(2)	$1.66	$1.53	8	$184,619	$176,017	5
Excess investment income(2)	0.58	0.54	7	64,773	61,528	5
Parent company expense	(0.02)	(0.02)		(2,472)	(2,667)
Income tax	(0.44)	(0.40)	10	(48,305)	(46,531)	4
Stock compensation benefit (expense), net of tax	(0.06)	(0.05)		(6,232)	(5,625)
Net operating income	1.73	1.59	9	192,383	182,722	5

Reconciling items, net of tax:
Realized Gain (Loss)—Investments	0.09	0.01		9,435	815
Part D adjustments—Discontinued operations	—	—		—	24
Administrative settlements	—	(0.03)		—	(3,590)
Non-operating fees	—	(0.01)		—	(1,247)
Net income(3)	$1.82	$1.55		$201,818	$178,724

Weighted average diluted shares outstanding	110,914	114,974

(1)	GAAP is defined as accounting principles generally accepted in the United States of America.

(2)	Definitions included within this document.

(3)	A GAAP-basis consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates associated with the available-for-sale portfolio. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	September 30,
	2019	2018
Net income as an ROE(1)	12.0%	12.4%
Net operating income as an ROE (excluding net unrealized gains on fixed maturities)	14.7%	14.7%

Shareholders' equity	$7,312,531	$5,538,905
Impact of adjustment to exclude net unrealized gains on fixed maturities	(2,038,243)	(601,946)
Shareholders' equity, excluding net unrealized gains on fixed maturities	$5,274,288	$4,936,959

Book value per share	$65.96	$48.35
Impact of adjustment to exclude net unrealized gains on fixed maturities	(18.38)	(5.25)
Book value per share, excluding net unrealized gains on fixed maturities	$47.58	$43.10
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS—comparing Q3 2019 with Q3 2018:

Life insurance accounted for 74% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 25% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 6%, while net health sales increased 16%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended September 30, 2019 and 2018:

Insurance Premium Revenue
	Quarter Ended
	September 30, 2019	September 30, 2018	% Chg.
Life insurance	$630,824	$605,547	4
Health insurance	269,166	255,201	5
Annuity	3	2
Total	$899,993	$860,750	5

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

INSURANCE UNDERWRITING INCOME
Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations, commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less insurance administrative expenses. It excludes the investment segment, Parent Company expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.
The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended September 30, 2019 and 2018:

Insurance Underwriting Income
	Quarter Ended
	September 30, 2019	% of Premium	September 30, 2018	% of Premium	% Chg.
Insurance underwriting margins:
Life	$181,459	29	$168,596	28	8
Health	60,941	23	60,253	24	1
Annuity	2,351		2,564
	244,751		231,413		6
Other income	438		416
Administrative expenses	(60,570)		(55,812)		9
Insurance underwriting income	$184,619		$176,017		5
Per share	$1.66		$1.53		8

Administrative Expenses were $61 million, up 8.5% from the year-ago quarter. The ratio of administrative expenses to premium was 6.7%, compared with 6.5% for the year-ago quarter.

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	September 30,
	2019		2018
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income Exclusive Agency	100,496	34	92,524	34	9
Direct Response	41,207	19	39,382	19	5
Liberty National Exclusive Agency	18,572	26	16,579	24	12
Other Agencies	21,184	39	20,111	37	5
Total	$181,459	29	$168,596	28	8

Life Premium
	Quarter Ended
	September 30,
	2019	2018	% Chg.
American Income Exclusive Agency	$293,149	$273,184	7
Direct Response	211,693	207,693	2
Liberty National Exclusive Agency	71,812	70,207	2
Other Agencies	54,170	54,463	(1)
Total	$630,824	$605,547	4

Life Net Sales(1)
	Quarter Ended
	September 30,
	2019	2018	% Chg.
American Income Exclusive Agency	$59,692	$54,671	9
Direct Response	29,517	29,755	(1)
Liberty National Exclusive Agency	13,413	11,959	12
Other Agencies	2,975	3,565	(17)
Total	$105,597	$99,950	6

(1)
Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Direct Response where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. We believe that net sales is a better indicator of the rate of premium growth than annualized premium issued.

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	September 30,
	2019		2018
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American Independent Agency	$14,187	14	$15,818	17	(10)
Family Heritage Exclusive Agency	18,801	25	16,823	24	12
Liberty National Exclusive Agency	11,376	24	11,767	25	(3)
American Income Exclusive Agency	13,715	54	12,750	54	8
Direct Response	2,862	15	3,095	16	(8)
Total	$60,941	23	$60,253	24	1

Health Premium
	Quarter Ended
	September 30,
	2019	2018	% Chg.
United American Independent Agency	$103,112	$95,849	8
Family Heritage Exclusive Agency	74,168	69,061	7
Liberty National Exclusive Agency	47,439	47,561	—
American Income Exclusive Agency	25,312	23,677	7
Direct Response	19,135	19,053	—
Total	$269,166	$255,201	5

Health Net Sales(1)
	Quarter Ended
	September 30,
	2019	2018	% Chg.
United American Independent Agency	$15,795	$12,622	25
Family Heritage Exclusive Agency	17,525	16,026	9
Liberty National Exclusive Agency	5,903	5,452	8
American Income Exclusive Agency	4,910	3,611	36
Direct Response	546	878	(38)
Total	$44,679	$38,589	16

(1)
Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Direct Response where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. We believe that net sales is a better indicator of the rate of premium growth than annualized premium issued.

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)				End of Quarter Agent Count
	Quarter Ended			Quarter Ended
	September 30,			June 30,	September 30,			June 30,
	2019	2018	% Chg.	2019	2019	2018	% Chg.	2019
American Income Exclusive Agency	7,578	7,105	7	7,364	7,700	7,066	9	7,477
Liberty National Exclusive Agency	2,398	2,180	10	2,290	2,421	2,221	9	2,390
Family Heritage Exclusive Agency	1,135	1,086	5	1,081	1,236	1,143	8	1,089

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less both the required interest attributable to net policy liabilities and the interest on debt. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	September 30,
	2019	2018	% Chg.
Net investment income	$228,905	$221,627	3
Required interest:
Interest on net policy liabilities(1)	(143,038)	(137,666)	4
Interest on debt	(21,094)	(22,433)	(6)
Total required interest	(164,132)	(160,099)	3
Excess investment income	$64,773	$61,528	5
Per share	$0.58	$0.54	7

(1)	Interest on net policy liabilities is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 3%, while average invested assets increased 6%. Required interest on net policy liabilities increased 4%, while average net policy liabilities increased 3%. The weighted average discount rate for the net policy liabilities was 5.7% and was in line with the year-ago quarter.

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

The composition of the investment portfolio at book value at September 30, 2019 is as follows:

Investment Portfolio
	As of
	September 30, 2019
	Amount	% of Total
Fixed maturities at fair value(1)	$18,797,674	95%
Policy loans	568,892	3
Other long-term investments(2)	315,535	2
Short-term investments	77,556	—
Total	$19,759,657	100%
(1) Fixed maturities at amortized cost as of September 30, 2019 were $16.2 billion.
(2) Includes $184 million of investments accounted for under the fair value option which have an amortized cost of $176 million as of September 30, 2019.

Fixed maturities at amortized cost by asset class as of September 30, 2019 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	September 30, 2019
	Investment Grade	Below Investment Grade	Total
Corporate bonds	$13,578,602	$552,147	$14,130,749
Municipal	1,459,986	—	1,459,986
Government-sponsored enterprises	329,610	—	329,610
Government and agencies	87,516	—	87,516
Collateralized debt obligations	—	56,815	56,815
Other asset-backed securities	130,722	14,325	145,047
Total	$15,586,436	$623,287	$16,209,723

The market value of Globe Life’s fixed maturity portfolio was $18.8 billion compared with amortized cost of $16.2 billion. Net unrealized gains were comprised of gross unrealized gains of $2.7 billion and gross unrealized losses of $95 million.

Globe Life is not a party to any derivatives contracts, including credit default swaps, and does not participate in securities lending.

At amortized cost, 96% of fixed maturities (97% at market value) were rated “investment grade.” The fixed maturity portfolio earned an annual effective yield of 5.47% during the third quarter of 2019, compared with 5.56% in the year-ago quarter.

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	September 30,
	2019	2018
Amount	$408,869	$206,088
Average annual effective yield	4.1%	5.1%
Average rating	A	BBB+
Average life (in years) to:
Next call	18.6	20.4
Maturity	28.6	26.0

SHARE REPURCHASE:

During the quarter, the Company repurchased 932,946 shares of Globe Life Inc. common stock at a total cost of $83 million for an average share price of $89.26.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. Capital at the insurance companies is sufficient to support operations.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2019 AND 2020:

Globe Life projects that net operating income per share will be in the range of $6.71 to $6.77 for the year ending December 31, 2019 and from $7.00 to $7.30 for the year ending December 31, 2020.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information including various GAAP and non-GAAP measurements are located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to Globe Life’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2018, and any subsequent Forms 10-Q on file with the Securities and Exchange Commission and on the Company’s website at https://investors.globelifeinsurance.com. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its third quarter 2019 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, October 24, 2019. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Administration and Investor Relations
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q3 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Life premium	$630,824	$605,547	$1,886,314	$1,806,384
Health premium	269,166	255,201	802,132	758,439
Other premium	3	2	4	12
Total premium	899,993	860,750	2,688,450	2,564,835
Net investment income	228,905	221,627	683,003	658,279
Realized gains (losses)	11,943	1,032	18,426	14,796
Other income	438	393	1,077	1,104
Total revenue	1,141,279	1,083,802	3,390,956	3,239,014

Benefits and expenses:
Life policyholder benefits	406,963	396,701	1,227,616	1,196,616
Health policyholder benefits	170,875	162,574	511,403	483,654
Other policyholder benefits	7,854	8,581	23,792	25,852
Total policyholder benefits	585,692	567,856	1,762,811	1,706,122
Amortization of deferred acquisition costs	138,449	129,492	412,436	388,189
Commissions, premium taxes, and non-deferred acquisition costs	74,139	69,632	221,302	208,698
Other operating expense	74,575	74,059	226,412	209,503
Interest expense	21,094	22,433	63,804	66,466
Total benefits and expenses	893,949	863,472	2,686,765	2,578,978

Income before income taxes	247,330	220,330	704,191	660,036
Income tax benefit (expense)	(45,512)	(41,630)	(130,370)	(123,232)
Income from continuing operations	201,818	178,700	573,821	536,804

Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	24	(92)	(55)
Net income	$201,818	$178,724	$573,729	$536,749

Total basic net income per common share	$1.85	$1.59	$5.24	$4.73

Total diluted net income per common share	$1.82	$1.55	$5.14	$4.64

GL Q3 FY 2019 Earnings Release